EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (No. 333-234325) on Form S-3 and (Nos. 333-262174, 333-183532, 333-126248 and 333-58817) on Form S-8 of Helix Energy Solutions Group, Inc. of our report dated September 16, 2022, with respect to the combined consolidated financial statements of Alliance Maritime Holdings, LLC and related entities, which report appears in this Current Report on Form 8-K/A.

/s/ KPMG LLP

Houston, Texas

September 16, 2022